SHARE REPURCHASE AGREEMENT

THIS AGREEMENT made as of March 27th, 2014.

BETWEEN:

EPM Mining Ventures Inc., a corporation existing under the laws of the Yukon (hereinafter referred to as the “Purchaser”)

- and –

LANCE D’AMBROSIO, an individual, of the city of Salt Lake City, in the state of Utah (hereinafter referred to as the “Vendor”)

AND WHEREAS the Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, 3,405,874 common shares (“Common Shares”) for 3,405,874 non-voting common shares (the “Non-Voting Shares”), subject to the terms and conditions hereinafter set out;

NOW THEREFORE this Agreement witnesseth that for good and valuable consideration and the mutual covenants and agreements set out below, the receipt and sufficiency whereof being hereby acknowledged, the parties hereto do hereby covenant and agree with each other as follows:

1.           Sale of Common Shares and Purchase Price

The Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser agrees to purchase from the Vendor, 3,405,874 Common Shares for 3,405,874 Non-Voting Shares, on such date and such time as may be agreed upon by the parties following the signing of this Agreement (the “Closing Date”).

2.           Representations and Warranties of the Vendor

The Vendor represents and warrants as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with its purchase of the Common Shares herein provided for:

(a)
the Vendor is, on the Closing Date, the owner of the Common Shares with good and marketable title thereto, free and clear of any claims, liens or encumbrances of any nature whatsoever and has the exclusive right and full power to sell, assign, transfer and deliver the Common Shares to the Purchaser, free and clear of any claims, liens or encumbrances whatsoever;

(b)
as of the date hereof and on the Closing Date, no person, firm or corporation has any agreement, option or any rights capable of becoming an agreement or option for the acquisition from the Vendor of any of the Common Shares;

(c)
as of the date hereof and on the Closing Date, no suits, actions or other legal proceedings of any sort are pending or are threatened which would restrain or otherwise prevent, in any manner, the Vendor from effectually or legally transferring the Common Shares to the Purchaser free and clear of any and all claims, liens and encumbrances nor are there any suits, actions or other legal proceedings, the effect of which would be to cause a lien to attach to the Common Shares, to divest title to the Common Shares or make the Purchaser or the Vendor liable for damages, pending or threatened, and the Vendor has no knowledge of any claims, which would give rise to such a suit, action or legal proceeding;

(d)	the Vendor represents that it is resident in the United States, and not in any jurisdiction in Canada, and is subject to the securities laws of the United States;

(e)
the Vendor has completed and delivered to the Purchaser the certificate as to its status as an accredited investor under applicable United States securities laws, which is attached hereto in Appendix A and agrees to execute and deliver, from time to time, such certificates and other documentation as the Purchaser may reasonably request in connection with the issuance of the Non-Voting Shares;

(f)	this Agreement, once it has been duly executed and delivered by the Vendor, will constitute a legal, valid and binding agreement of the Vendor enforceable against it in accordance with its terms.

(g)	This Agreement, once it has been duly executed and delivered by the Vendor, will constitute a legal, valid and binding agreement of the Vendor enforceable against it in accordance with its terms.

(h)
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON REGISTRATION EXEMPTIONS AVAILABLE THEREUNDER; THEREFORE, THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS OR UNLESS A RESALE EXEMPTION UNDER SUCH LAWS EXISTS.

The Purchaser understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the securities may, under certain circumstances, be inconsistent with this exemption and may make the Purchaser an “underwriter” within the meaning of the Securities Act.  The Purchaser acknowledges that the securities must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available.

3.           Covenants

The Vendor covenants and agrees with the Purchaser that forthwith upon the execution hereof, the Vendor will deliver the Common Shares duly endorsed for transfer to the registrar of the Purchaser.

4.           Miscellaneous

(a)
The representations, covenants and warranties contained in this Agreement shall survive the closing of the transaction contemplated herein and, notwithstanding such closing, shall continue in full force and effect from and after the said closing.

(b)
The parties shall sign such further and other documents, cause such meetings to be held, votes cast, resolutions passed, by-laws enacted and other acts and things done and performed as may be necessary or desirable to give full force and effect to this Agreement and every part hereof.

(c)	This Agreement shall be construed in accordance with the laws of the Yukon and the laws of Canada applicable therein.

(d)
This Agreement and the provisions hereof shall constitute the entire agreement between the parties hereto.  No subsequent variation or amendment hereof shall have any effect unless made in writing and signed by the parties hereto.

(e)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(f)
This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

(g)
This Agreement may be executed and delivered by facsimile or PDF transmission, and the parties may rely on all such facsimile or PDF signatures as though such facsimile or PDF signatures were original signatures.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

SIGNED, SEALED & DELIVERED
in the presence of:

/s/ Bret Jenkins	/s/ Lance D’Ambrosio
Lance D’Ambrosio

EPM Mining Ventures Inc.

By: /s/ Jeff Gentry
Name: Jeff Gentry
Title: Director

APPENDIX A

ACCREDITED INVESTOR CERTIFICATE

TO:  EPM MINING VENTURES INC. (the “Purchaser”)

This U.S. Accredited Investor Status Certificate is for use in connection with the issuance of certain non-voting common shares (“Non-Voting Shares”) by the Purchaser to the undersigned.  The purpose of this U.S. Accredited Investor Status Certificate is to assure the Purchaser that the undersigned will meet the standards imposed by the United States Securities Act of 1933, as amended (“1933 Act”) and the appropriate exemptions of applicable state securities laws.  The Purchaser will rely on the information contained in this U.S. Accredited Investor Status Certificate for the purposes of such determination.

The undersigned hereby represents, warrants and certifies to the Purchaser that the undersigned satisfies, and at the time of the issuance of the Non-Voting Shares will satisfy, one or more of the categories of “Accredited Investors,” as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provided those categories, if any, of an “Accredited Investor” which the undersigned satisfies.)

____
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the membership units, with total assets in excess of US$5,000,000.

LD	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds US$1,000,000.

____
A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

____
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance Corporation as defined in Section 2(13) of the 1933 Act; an investment Corporation registered under the Investment Corporation Act of 1940 (United States) or a business development corporation as defined in Section 2(a)(48) of such Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance corporation or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

____	A private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

____
A trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the membership units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

____	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective undersigned claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Purchaser with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the undersigned’s status as an Accredited Investor.

If the undersigned is an entity which initialed the last category in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:
__________________________________
__________________________________

The undersigned hereby certifies that the information contained in this U.S. Accredited Investor Status Certificate is complete and accurate and the undersigned will notify the Purchaser promptly of any change in any such information.

IN WITNESS WHEREOF, the undersigned has executed this U.S. Accredited Investor Status Certificate as of March 27, 2014.

Lance D’Ambrosio
/s/ Lance D’Ambrosio
Signature of Individual